
                                                                   EXHIBIT 10.13

                       AVISTAR COMMUNICATIONS CORPORATION

                        COMMON STOCK PURCHASE AGREEMENT

                          DATED AS OF OCTOBER 15, 2003

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                                TABLE OF CONTENTS

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1.       AGREEMENT TO PURCHASE AND SELL STOCK......................................   1

         (a)      Authorization....................................................   1
         (b)      Agreement to Purchase and Sell Securities........................   1
         (c)      Use of Proceeds..................................................   1

2.       CLOSING...................................................................   1

         (a)      Closing..........................................................   1
         (b)      Delivery.........................................................   2

3.       REPRESENTATIONS AND WARRANTIES OF THE COMPANY.............................   2

         (a)      Organization Good Standing and Qualification.....................   2
         (b)      Capitalization...................................................   2
         (c)      Subsidiaries.....................................................   3
         (d)      Due Authorization................................................   3
         (e)      Valid Issuance of Stock..........................................   3
         (f)      Governmental Consents............................................   3
         (g)      Non-Contravention................................................   3
         (h)      Litigation.......................................................   4
         (i)      Compliance with Law and Charter Documents........................   4
         (j)      SEC Documents....................................................   4
         (k)      Absence of Certain Changes Since Balance Sheet Date..............   5
         (l)      Intellectual Property............................................   5
         (m)      Registration Rights..............................................   6
         (n)      Title to Property and Assets.....................................   6
         (o)      Taxes............................................................   6
         (p)      Insurance........................................................   6
         (q)      Broker's or Finder's Fee.........................................   6
         (r)      Foreign Corrupt Practices........................................   6

4.       REPRESENTATIONS, WARRANTIES AND CERTAIN AGREEMENTS OF THE PURCHASERS......   7

         (a)      Power and Authority..............................................   7
         (b)      Authorization....................................................   7
         (c)      Litigation.......................................................   7
         (d)      Purchase for Own Account.........................................   7
         (e)      Investment Experience............................................   7
         (f)      Accredited Purchaser Status......................................   7
         (g)      Reliance Upon Purchaser's Representations........................   7
         (h)      Receipt of Information...........................................   8
         (i)      HSR Compliance...................................................   8
         (j)      Forms 13D or 13G.................................................   8


                                TABLE OF CONTENTS
                                   (CONTINUED)

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         (k)      Reporting Obligations Pursuant to Section 16.....................   8

5.       REGISTRATION; COMPLIANCE WITH THE SECURITIES ACT..........................   8

         (a)      Certain Definitions..............................................   8
         (b)      Company Registration.............................................  10
         (c)      Expenses of Registration.........................................  11
         (d)      Registration Procedures..........................................  11
         (e)      Indemnification..................................................  12
         (f)      Information by Holder............................................  14
         (g)      Restrictions on Transfer.........................................  14
         (h)      Rule 144 Reporting...............................................  15
         (i)      Delay of Registration............................................  15
         (j)      Transfer or Assignment of Registration Rights....................  15
         (k)      Termination of Registration Rights...............................  15

6.       COVENANTS.................................................................  16

         (a)      Satisfaction of Conditions.......................................  16
         (b)      Form D; Blue Sky Laws............................................  16
         (c)      Expenses.........................................................  16
         (d)      Listing of Purchased Shares......................................  16
         (e)      Forms 13D or 13G.................................................  16
         (f)      Reporting Obligations Pursuant to Section 16.....................  16
         (g)      Restricted Securities............................................  16
         (h)      Legends..........................................................  17
         (i)      Insider Trading Policy; Short Sales..............................  17
         (j)      Material Confidential Information................................  17

7.       CONDITIONS TO THE PURCHASER'S OBLIGATIONS AT CLOSING......................  18

         (a)      Representations and Warranties True..............................  18
         (b)      Performance......................................................  18
         (c)      Compliance Certificate...........................................  19
         (d)      Opinion of Company Counsel.......................................  19
         (e)      Absence of Litigation............................................  19
         (f)      Proceedings and Documents........................................  19
         (g)      Other Actions....................................................  19

8.       CONDITIONS TO THE COMPANY'S OBLIGATIONS AT CLOSING........................  19

         (a)      Representations and Warranties True..............................  19
         (b)      Performance......................................................  19
         (c)      Securities Exemptions............................................  19
         (d)      Payment of Purchase Price........................................  19

                                      -ii-

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                                TABLE OF CONTENTS
                                   (CONTINUED)

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         (e)      Proceedings and Documents........................................  20
         (f)      Purchaser Questionnaires.........................................  20
         (g)      Fairness Opinion.................................................  20
         (h)      Absence of Litigation............................................  20
         (i)      Other Actions....................................................  20

9.       PROVISIONS RELATING TO SPECIFIED SECURITIES...............................  20

         (a)      Voting of Specified Securities...................................  20
         (b)      Transfer Restrictions............................................  21
         (c)      Certain Definitions..............................................  21

10.      MISCELLANEOUS.............................................................  22

         (a)      Effect of Purchaser's Knowledge..................................  22
         (b)      Successors and Assigns...........................................  22
         (c)      Governing Law....................................................  22
         (d)      Counterparts.....................................................  22
         (e)      Headings.........................................................  22
         (f)      Notices..........................................................  23
         (g)      Amendments and Waivers...........................................  23
         (h)      Severability.....................................................  23
         (i)      Entire Agreement.................................................  23
         (j)      Further Assurances...............................................  23
         (k)      Meaning of Include and Including and Beneficial Ownership........  23
         (l)      Stock Splits, Dividends and other Similar Events.................  24

Schedule A - Schedule of Purchasers
Schedule B - Company Disclosure Schedule
Schedule C - Purchasers' Disclosure Schedule
Exhibit A - Form of Legal Opinion
Exhibit B - Purchaser Questionnaire

                       AVISTAR COMMUNICATIONS CORPORATION
                         COMMON STOCK PURCHASE AGREEMENT

         This Common Stock Purchase Agreement (this "Agreement") is made and entered into as of October 15, 2003, by and between Avistar Communications Corporation, a Delaware corporation (the "Company"), and each of the purchasers listed on Schedule A attached hereto (collectively, the "Purchasers" and each individually, a "Purchaser").

                                    RECITALS

         WHEREAS, the Company desires to sell to the Purchasers, and the Purchasers desire to purchase from the Company, shares of Common Stock, par value $0.001 per share, of the Company (the "Common Stock") on the terms and conditions set forth in this Agreement; and

         NOW, THEREFORE, in consideration of the foregoing, the mutual promises hereinafter set forth, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

         1. AGREEMENT TO PURCHASE AND SELL STOCK.

                  (a) Authorization. The Special Committee of the Board of Directors of the Company formed to evaluate a possible financing transaction by the Company (the "Special Committee") has authorized the issuance, pursuant to the terms and conditions of this Agreement, of 4,615,385 shares of Common Stock (the "Purchased Shares").

                  (b) Agreement to Purchase and Sell Securities. Subject to the terms and conditions of this Agreement, each Purchaser severally agrees to purchase, and the Company agrees to sell and issue to each Purchaser, at the Closing (as defined below), that number of Purchased Shares set forth opposite such Purchaser's name on Schedule A attached hereto. The purchase price of each Purchased Share (the "Per Share Price") shall be $1.30.

                  (c) Use of Proceeds. The Company intends to utilize the net proceeds from the sale of the Purchased Shares for general corporate purposes and to repay the Company's obligations, if any, to Comerica Bank - California under the Company's revolving line of credit with such bank.

         2. CLOSING.

                  (a) Closing. The purchase and sale of Purchased Shares shall take place, upon the satisfaction of the closing conditions set forth in Sections 7 and 8 hereof, at the offices of Wilson Sonsini Goodrich & Rosati, Professional Corporation, 650 Page Mill Road, Palo Alto, California, at 10:00 a.m. California time, as soon as practicable but in any event, subject to applicable law, no later than two (2) business days after the last of the conditions set forth in Sections 7 and 8 hereof has been satisfied, or at such other time and place as the Company and the Purchasers mutually agree upon (which time and place are referred to in this Agreement as the "Closing"). The date of such Closing is referred to herein as the "Closing Date."

                  (b) Delivery. At the Closing or promptly thereafter, the Company shall authorize its transfer agent to issue to each applicable Purchaser, against delivery of payment for the Purchased Shares, one or more stock certificates (the "Certificates") registered in the name of each Purchaser, representing the number of shares set forth opposite such Purchaser's name on Schedule A hereto, and bearing the legend set forth in Section 6(h) herein and such other legends as may be contemplated by this Agreement. Closing documents may be delivered by facsimile.

         3. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company hereby represents and warrants to each Purchaser that the statements in this Section 3 are true and correct, except as set forth in the SEC Documents (as defined below) or in the Company Disclosure Schedule attached hereto as Schedule B (the "Disclosure Schedule") and delivered to the Purchasers concurrently herewith:

                  (a) Organization Good Standing and Qualification. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all corporate power and authority required to (a) carry on its business as presently conducted and (b) enter into this Agreement and the other agreements, instruments and documents contemplated hereby, and to consummate the transactions contemplated hereby and thereby. The Company is qualified to do business and is in good standing in each jurisdiction in which the failure to so qualify would have a Material Adverse Effect on the Company. As used in this Agreement, "Material Adverse Effect" means a material adverse effect on, or a material adverse change in, the business, operations, financial condition or results of operations of the applicable party and its subsidiaries, taken as a whole.

                  (b) Capitalization. The capitalization of the Company, without giving effect to the transactions contemplated by this Agreement, is as follows. As of October 15, 2003, the authorized stock of the Company consisted of (i) 250,000,000 shares of Common Stock, of which 25,385,124 shares were issued and outstanding; and (ii) 10,000,000 shares of Preferred Stock, none of which were issued and outstanding. All such shares of Common Stock and Preferred Stock have been duly authorized, and all such issued and outstanding shares of Common Stock have been validly issued, and are fully paid and nonassessable. No such outstanding shares of Common Stock were issued in violation of any pre-emptive rights.

                  As of October 15, 2003, the Company had also reserved (net of exercises and purchases): (i) 6,022,127 shares of Common Stock for issuance upon exercise of options granted under the Company's 2000 Stock Option Plan; (ii) 953,432 shares of Common Stock for issuance upon exercise of options granted under the Company's 1997 Stock Option Plan; (iii) 2,004,429 shares of Common Stock for issuance to employees of the Company under the Company's Employee Stock Purchase Plan; and (iv) 360,000 shares of Common Stock for issuance upon exercise of options granted under the Company's 2000 Director Option Plan (the 1997 Stock Option Plan, together with the 2000 Stock Option Plan and the 2000 Director Option Plan, the "Company's Stock Option Plans"). All shares of Common Stock subject to issuance as aforesaid, upon issuance on the terms and conditions specified in the instruments pursuant to which they are issuable, will be duly authorized, validly issued, fully paid and nonassessable. Except as provided in this Agreement, and except for the (i) shares of Common Stock subject to outstanding options issued under the Company's Stock Option Plans and Employee Stock Purchase Plan, and (ii) shares of Common Stock reserved for future issuance pursuant to the Company's Stock Option Plans and Employee Stock Purchase Plan, there are no other equity securities, options, warrants, calls, rights, commitments or agreements of any character to which the Company is a party or by which it is bound obligating the Company to issue, deliver, sell, repurchase or redeem, or cause to be issued, delivered, sold, repurchased or redeemed, any shares of the capital stock of the Company or obligating the Company to grant, extend or enter into any such equity security, option, warrant, call, right, commitment or agreement.

                  (c) Subsidiaries. Except for Collaboration Properties Inc., Avistar Corporation, Avistar Financial Corporation and Avistar Systems U.K. Limited, the Company does not have any subsidiaries, nor does the Company own any capital stock, assets comprising the business of, obligations of, or any other interest (including any equity or partnership interest) in, or any outstanding loan or advance to or from, any person or entity.

                  (d) Due Authorization. All corporate actions on the part of the Company necessary for the authorization, execution, delivery of, and the performance of all obligations of the Company under this Agreement and the authorization, issuance, reservation for issuance and delivery of all of the Purchased Shares being sold under this Agreement have been taken, and this Agreement constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except (a) as may be limited by (i) applicable bankruptcy, insolvency, reorganization or others laws of general application relating to or affecting the enforcement of creditors' rights generally and (ii) the effect of rules of law governing the availability of equitable remedies and (b) as rights to indemnity or contribution may be limited under federal or state securities laws or by principles of public policy thereunder.

                  (e) Valid Issuance of Stock. The Purchased Shares will be, upon payment therefor by the Purchasers in accordance with this Agreement, duly authorized, validly issued, fully paid and non-assessable.

                  (f) Governmental Consents. No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, or notice to, any federal, state or local governmental authority on the part of the Company is required in connection with the issuance of the Purchased Shares, as of the date hereof, to the Purchasers, or the consummation of the other transactions contemplated by this Agreement, except (i) such filings as have been made prior to the date hereof, (ii) the filing of a notification form with The Nasdaq Stock Market, Inc. ("Nasdaq"), (iii) the filing of a Form D with respect to the Purchased Shares as required by Regulation D promulgated under the Securities Act, and (iv) such additional post-Closing filings as may be required to comply with applicable state and federal securities laws.

                  (g) Non-Contravention. The execution, delivery and performance of this Agreement by the Company, and the consummation by the Company of the transactions contemplated hereby

(including issuance of the Purchased Shares), do not: (i) contravene or conflict with the Amended and Restated Certificate of Incorporation or Bylaws of the Company, each as amended; (ii) constitute a material violation of any provision of any federal, state, local or foreign law binding upon or applicable to the Company; or (iii) constitute a default or require any consent under, give rise to any right of termination, cancellation or acceleration of, or to a loss of any material benefit to which the Company is entitled under, or result in the creation or imposition of any lien, claim or encumbrance on any assets of the Company under, any material contract to which the Company is a party or any material permit, license or similar right relating to the Company or by which the Company may be bound or affected.

                  (h) Litigation. There is no action, suit, proceeding, claim, arbitration or investigation ("Action") pending or, to the Company's knowledge, threatened: (a) against the Company, its activities, properties or assets, or any officer, director or employee of the Company in connection with such officer's, director's or employee's relationship with, or actions taken on behalf of, the Company, that is reasonably likely to have a Material Adverse Effect on the Company, or (b) that seeks to prevent, enjoin, alter or delay the transactions contemplated by this Agreement (including issuance of the Purchased Shares). The Company is not a party to or subject to the provisions of, any order, writ, injunction, judgment or decree of any court or government agency or instrumentality that is reasonably likely to have a Material Adverse Effect on the Company. No Action by the Company is currently pending nor does the Company intend to initiate any Action that is reasonably likely to have a Material Adverse Effect on the Company.

                  (i) Compliance with Law and Charter Documents. The Company is not in violation or default of any provisions of its Amended and Restated Certificate of Incorporation or Bylaws. To the Company's knowledge, the Company has complied in all respects and is in compliance with all applicable statutes, laws, rules, regulations and orders of the United States of America and all states thereof, foreign countries and other governmental bodies and agencies having jurisdiction over the Company's business or properties, including without limitation, laws, rules, regulations or orders relating to the export or import of goods as technology, except for any instance of non-compliance that has not had, and would not reasonably be expected to have, a Material Adverse Effect on the Company.

                  (j) SEC Documents.

                                    (1) Reports. The Company has made available
to the Purchasers prior to the date hereof copies of its Annual Report on Form 10-K for the fiscal year ended December 31, 2002, its quarterly report on Form 10-Q for the fiscal quarter ended June 30, 2003, its Current Reports on Form 8-K filed to date in 2003 and its Proxy Statement on Schedule 14A for its 2003 Annual Meeting of Stockholders filed by the Company with the SEC (the Form 10-K, Form 10-Q, Form 8-Ks and Schedule 14A are collectively referred to herein as the "SEC Documents"). Each of the SEC Documents, as of the respective date thereof (or if amended or superseded by a filing prior to the Closing Date, then on the date of such filing), did not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.

                                    (2) Financial Statements. The financial
statements of the Company in the SEC Documents present fairly, in accordance with generally accepted accounting principles ("GAAP"), the financial position of the Company as of the dates indicated, and the results of its operations and cash flows for the period therein specified, subject, in the case of unaudited financial statements for interim periods, to normal year-end audit adjustments.

                  (k) Absence of Certain Changes Since Balance Sheet Date. Since June 30, 2003, the business and operations of the Company have been conducted in the ordinary course consistent with past practice, and there has not been:

                           (i) any declaration, setting aside or payment of any
dividend or other distribution of the assets of the Company with respect to any shares of capital stock of the Company or any repurchase, redemption or other acquisition by the Company or any subsidiary of the Company of any outstanding shares of the Company's capital stock, other than the repurchase of Common Stock acquired upon the exercise of stock options from former employees or consultants of the Company pursuant to existing contractual agreements;

                           (ii) any damage, destruction or loss, whether or not
covered by insurance, except for such occurrences, individually and collectively, that have not had, and would not reasonably be expected to have, a Material Adverse Effect on the Company;

                           (iii) any waiver by the Company of a valuable right
or of a material debt owed to it, except for such waivers, individually and collectively, that have not had, and would not reasonably be expected to have, a Material Adverse Effect on the Company;

                           (iv) any change by the Company in its accounting
principles, methods or practices or in the manner it keeps its accounting books and records, except any such change required by a change in GAAP or by the SEC; or

                           (v) any other event or condition of any character,
except for such events and conditions that have not resulted, and are not expected to result, either individually or collectively, in a Material Adverse Effect on the Company.

                  (l) Intellectual Property. The Company owns or possesses adequate rights to use all patents, patent rights, inventions, trade secrets, know-how, trademarks, service marks, trade names, copyrights or other information (collectively, "Intellectual Property"), which are necessary to conduct its businesses as currently conducted, except where the failure to currently own or possess would not result, either individually or in the aggregate, in a Material Adverse Effect on the Company. The Company has not received any notice of, and has no knowledge of, any infringement of or conflict with asserted rights of others with respect to any Intellectual Property which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would reasonably be expected to have a Material Adverse Effect on the Company, and to the Company's knowledge, none of the patent rights owned or licensed by the Company are unenforceable or invalid. The Company has entered into proprietary rights agreements with its key employees to protect its

Intellectual Property. The Company has not received notice that any of its employees is infringing the proprietary rights of others.

                  (m) Registration Rights. Except as contemplated by Section 5 herein and as provided in the Registration and Information Rights Agreement dated as of December 9, 1999 by and among the Company, UBS (USA) Inc., WS Investments 99B and Robert P. Latta (the "Prior Registration Rights Agreement"), the Company is not currently subject to any agreement providing any person or entity any rights (including piggyback registration rights) to have any securities of the Company registered with the SEC or registered or qualified with any other governmental authority.

                  (n) Title to Property and Assets. Except as set forth in the Master Loan and Security Agreement between the Company and Comerica Bank - California dated February 27, 2002 as amended on December 17, 2002, the properties and assets of the Company are owned by the Company free and clear of all mortgages, deeds of trust, liens, charges, encumbrances and security interests except for statutory liens for the payment of current taxes that are not yet delinquent and liens, encumbrances and security interests that arise in the ordinary course of business and do not in any material respect affect the properties and assets of the Company. With respect to the property and assets it leases, the Company is in compliance with such leases in all material respects.

                  (o) Taxes. The Company has filed all necessary federal, state, and foreign income and franchise tax returns due prior to the date hereof or requested available extensions thereof and has paid or accrued all taxes shown as due thereon, and the Company has no knowledge of any material tax deficiency which has been or might be asserted or threatened against it.

                  (p) Insurance. The Company maintains and will continue to maintain insurance of the types and in the amounts that the Company reasonably believes is prudent and adequate for its business, all of which insurance is in full force and effect.

                  (q) Broker's or Finder's Fee. Except for Alliant Partners, no agent, broker, person or firm acting on behalf of the Special Committee, the Company or any of the Company's subsidiaries is, or will be, entitled to any fee, commission or brokers or finder's fees from any of the parties hereto, or from any person controlling, controlled by, or under common control with any of the parties hereto, in connection with this Agreement or any of the transactions contemplated hereby.

                  (r) Foreign Corrupt Practices. Neither the Company nor any director, officer, employee, agent or other person acting on behalf of the Company, nor any subsidiary of the Company, has, in the course of that person's actions for, or on behalf of, the Company, (a) used any corporate assets for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity, (b) made any direct or indirect unlawful payment to any foreign or domestic governmental official or employee, (c) violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, or
(d) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any foreign or domestic governmental official or employee.

         4. REPRESENTATIONS, WARRANTIES AND CERTAIN AGREEMENTS OF THE PURCHASERS. Each Purchaser hereby represents and warrants to the Company severally and not jointly, and agrees that:

                  (a) Power and Authority. Such Purchaser has all requisite authority, including in the case of non-individual Purchasers, all trustee, corporate, membership or partnership power and authority required to enter into this Agreement and the other agreements, instruments and documents contemplated hereby, and to consummate the transactions contemplated hereby and thereby.

                  (b) Authorization. With respect to non-individual Purchasers, the execution of this Agreement has been duly authorized by all necessary trustee, corporate, membership or partnership action on the part of such Purchaser. This Agreement constitutes such Purchaser's legal, valid and binding obligation, enforceable in accordance with its terms, except (a) as may be limited by (i) applicable bankruptcy, insolvency, reorganization or other laws of general application relating to or affecting the enforcement of creditors' rights generally and (ii) the effect of rules of law governing the availability of equitable remedies and (b) as rights to indemnity or contribution may be limited under federal or state securities laws or by principles of public policy thereunder.

                  (c) Litigation. There is no Action pending against such Purchaser that seeks to prevent, enjoin, alter or delay the transactions contemplated by this Agreement.

                  (d) Purchase for Own Account. The Purchased Shares being acquired by such Purchaser are being acquired for investment for such Purchaser's own account, not as a nominee or agent, and not with a view to the public resale or distribution thereof within the meaning of the Securities Act, and such Purchaser has no present intention of selling, granting any participation in, or otherwise distributing the same. With respect to any Purchaser that is not a natural person, such Purchaser also represents that it has not been formed for the specific purpose of acquiring the Purchased Shares and that, as of the date hereof, and except as disclosed in such Purchaser's public filings with the SEC or in Schedule C to this Agreement, it is not the beneficial owner of any shares of Common Stock of the Company.

                  (e) Investment Experience. Such Purchaser understands that the purchase of the Purchased Shares involves substantial risk. Such Purchaser has experience as an investor in securities of companies and acknowledges that it is able to fend for itself, can bear the economic risk of its investment in the Purchased Shares and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of this investment in the Purchased Shares and protecting its own interests in connection with this investment.

                  (f) Accredited Purchaser Status. Such Purchaser is an "accredited investor" within the meaning of Regulation D promulgated under the Securities Act.

                  (g) Reliance Upon Purchaser's Representations. Such Purchaser understands that the issuance and sale of Purchased Shares to it will not be registered under the Securities Act on the ground that such issuance and sale will be exempt from registration under the Securities Act pursuant to Regulation D promulgated under the Securities Act and/or Section 4(2) of the Securities Act, and that the Company's reliance on such exemptions is based on such Purchaser's representations set forth herein.

                  (h) Receipt of Information. Such Purchaser has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the issuance and sale of Purchased Shares and the business, properties, prospects and financial condition of the Company and to obtain any additional information requested and has received and considered all information it deems relevant to make an informed decision to purchase the Purchased Shares.

                  (i) HSR Compliance.

                           (i) Such Purchaser is its own "ultimate parent
entity" as defined in the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act").

                           (ii) Such Purchaser will hold less than $50,000,000
in voting securities of the Company following execution of this Agreement, as valued under the HSR Act.

                  (j) Forms 13D or 13G. Such Purchaser has filed with the SEC any reports regarding its ownership of the Company's Common Stock as required by
Section 13(d) or Section 13(g) of the Exchange Act and the rules and regulations promulgated thereunder. If such Purchaser is required to file such SEC reports regarding its ownership of the Company's Common Stock, such Purchaser will fully and accurately reflect the Purchased Shares of such Purchaser.

                  (k) Reporting Obligations Pursuant to Section 16. Such Purchaser has filed with the SEC any reports required to be filed pursuant to
Section 16(a) of the Exchange Act and the rules and regulations promulgated thereunder by such Purchaser and, in the case of non-individual Purchasers, their officers, directors, employees or affiliates, within the time such filings are required to be made.

         5. REGISTRATION; COMPLIANCE WITH THE SECURITIES ACT.

                  (a) Certain Definitions. As used in this Agreement, the following terms shall have the meanings set forth below:

                           (i) "Exchange Act" shall mean the Securities Exchange
Act of 1934, as amended, or any similar successor federal statute and the rules and regulations thereunder, all as the same shall be in effect from time to time.

                           (ii) "Holder" shall mean any Purchaser who holds
Registrable Securities and any holder of Registrable Securities to whom the registration rights conferred by this Agreement have been duly and validly transferred in accordance with Section 5(j) of this Agreement.

                           (iii) "Indemnified Party" shall have the meaning set
forth in Section 5(e)(iii) hereto.

                           (iv) "Indemnifying Party" shall have the meaning set
forth in Section 5(e)(iii) hereto.

                           (v) "Other Selling Stockholders" shall mean persons
other than Holders who, by virtue of agreements with the Company, are entitled to include their Other Shares in certain registrations hereunder.

                           (vi) "Other Shares" shall mean shares of Common
Stock, other than Registrable Securities (as defined below), (including shares of Common Stock issuable upon conversion of shares of any currently unissued series of Preferred Stock of the Company) with respect to which registration rights have been or will be granted.

                           (vii) "Registrable Securities" shall mean (i) shares
of Common Stock issued or issuable pursuant to this Agreement and (ii) any Common Stock issued as a dividend or other distribution with respect to or in exchange for or in replacement of the shares referenced in (i) above; provided, however, that Registrable Securities shall not include any shares of Common Stock described in clause (i) or (ii) above which have previously been registered or which have been sold to the public either pursuant to a registration statement or Rule 144, or which have been sold in a private transaction in which the transferor's rights under this Agreement are not validly assigned in accordance with this Agreement.

                           (viii) The terms "register," "registered" and
"registration" shall refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act and applicable rules and regulations thereunder, and the declaration or ordering of the effectiveness of such registration statement.

                           (ix) "Registration Expenses" shall mean all expenses
incurred in effecting any registration pursuant to this Agreement, including, without limitation, all registration, qualification, and filing fees, printing expenses, escrow fees, fees and disbursements of counsel for the Company, fees and disbursements of a single law firm acting as counsel for the Holders, blue sky fees and expenses, and expenses of any regular or special audits incident to or required by any such registration, but shall not include Selling Expenses, fees and disbursements of other counsel for the Holders and the compensation of regular employees of the Company, which shall be paid in any event by the Company.

                           (x) "Restricted Securities" shall mean any
Registrable Securities required to bear the legend set forth in Section 6(h) hereof.

                           (xi) "Rule 144" shall mean Rule 144 as promulgated by
the SEC under the Securities Act, as such Rule may be amended from time to time, or any similar successor rule that may be promulgated by the SEC.

                           (xii) "Rule 145" shall mean Rule 145 as promulgated
by the SEC under the Securities Act, as such Rule may be amended from time to time, or any similar successor rule that may be promulgated by the SEC

                           (xiii) "Rule 415" shall mean Rule 415 as promulgated
by the SEC under the Securities Act, as such Rule may be amended from time to time, or any similar successor rule that may be promulgated by the SEC.

                           (xiv) "Selling Expenses" shall mean all underwriting
discounts, selling commissions and stock transfer taxes applicable to the sale of Registrable Securities and fees and disbursements of counsel for any Holder other than the single counsel representing all Holders pursuant to subsection
(ix) above.

                  (b) Company Registration.

                           (i) Company Registration. If the Company shall
determine to register any of its securities either for its own account or the account of a security holder or holders, other than a registration relating solely to employee benefit plans, a registration relating to the offer and sale of debt securities, a registration relating to a corporate reorganization or other Rule 145 transaction, or a registration on any registration form that does not permit secondary sales, the Company will:

                                    (1) promptly give written notice of the
proposed registration to all Holders; and

                                    (2) use its commercially reasonable efforts
to include in such registration (and any related qualification under blue sky laws or other compliance), except as set forth in Section 5(b)(ii) below, and in any underwriting involved therein, all of such Registrable Securities as are specified in a written request or requests made by any Holder or Holders received by the Company within twenty (20) days after such written notice from the Company is mailed or delivered. Such written request may specify all or a part of a Holder's Registrable Securities.

                           (ii) Underwriting. If the registration of which the
Company gives notice is for a registered public offering involving an underwriting, the Company shall so advise the Holders as a part of the written notice given pursuant to Section 5(b)(i). In such event, the right of any Holder to registration pursuant to this Section 5 shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall (together with the Company and the Other Selling Stockholders, if any, distributing their securities through such underwriting) enter into an underwriting agreement in customary form with the representative of the underwriter or underwriters selected by the Company. Notwithstanding any other provision of this Section 5(b), if the underwriters advise the Company in writing that marketing factors require a limitation on the number of shares to be underwritten, the underwriters may (subject to the limitations set forth below) exclude all Registrable Securities from, or limit the number of Registrable Securities to be included in, the registration and underwriting. The Company shall so advise all holders of securities requesting registration, and the number of shares of securities that are entitled to be included in the registration and underwriting shall be allocated, as follows: (i) first, to the Company for securities being sold for its own account; (ii) second, to the holders requesting to include registrable securities in such registration statement pursuant to the Prior Registration Rights Agreement; (iii) third, to the Holders requesting to include

Registrable Securities in such registration statement based on the pro rata percentage of Registrable Securities held by such Holders, assuming conversion; and (iv) fourth, to the Other Selling Stockholders, if any, requesting to include Other Shares in such registration statement based on the pro rata percentage of Other Shares held by such Other Selling Stockholders. If a person who has requested inclusion in such registration as provided above does not agree to the terms of any such underwriting, such person shall also be excluded therefrom by written notice from the Company or the underwriter. The Registrable Securities or other securities so excluded shall also be withdrawn from such registration. Any Registrable Securities or other securities excluded or withdrawn from such underwriting shall be withdrawn from such registration. If shares are so withdrawn from the registration and if the number of shares of Registrable Securities to be included in such registration was previously reduced as a result of marketing factors, the Company shall then offer to all persons who have retained the right to include securities in the registration the right to include additional securities in the registration in an aggregate amount equal to the number of shares so withdrawn, with such shares to be allocated among the persons requesting additional inclusion, in the manner set forth above.

                           (iii) Right to Terminate Registration. The Company
shall have the right to terminate or withdraw any registration initiated by it under this Section 5(b) prior to the effectiveness of such registration whether or not any Holder has elected to include securities in such registration.

                  (c) Expenses of Registration. All Registration Expenses incurred in connection with registrations pursuant to this Section 5 shall be borne by the Company. All Selling Expenses relating to securities registered on behalf of the Holders shall be borne by the holders of securities included in such registration pro rata among each other on the basis of the number of Registrable Securities and Other Shares so registered.

                  (d) Registration Procedures. In the case of each registration effected by the Company pursuant to this Section 5, the Company will keep each Holder advised in writing as to the initiation of each registration and as to the completion thereof. At its expense, the Company will use its commercially reasonable efforts to:

                           (i) Keep such registration effective for a period
ending on the earlier of the date which is sixty (60) days from the effective date of the registration statement or such time as the Holder or Holders have completed the distribution described in the registration statement relating thereto;

                           (ii) Prepare and file with the SEC such amendments
and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement for the period set forth in subsection (i) above;

                           (iii) Furnish such number of prospectuses, including
any preliminary prospectuses, and other documents incident thereto, including any amendment of or supplement to the prospectus, as a Holder from time to time may reasonably request;

                           (iv) Use its reasonable efforts to register and
qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdiction as shall be reasonably requested by the Holders; provided, that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions;

                           (v) Notify each seller of Registrable Securities
covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading or incomplete in light of the circumstances then existing, and following such notification promptly prepare and furnish to such seller a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such shares, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading or incomplete in light of the circumstances then existing;

                           (vi) Cause all such Registrable Securities registered
pursuant hereunder to be listed on each securities exchange or automated quotation system such as the Nasdaq on which similar securities issued by the Company are then listed, if any; and

                           (vii) In connection with any underwritten offering
pursuant to a registration statement filed pursuant to this Section 5, enter into an underwriting agreement in form reasonably necessary to effect the offer and sale of Common Stock, provided such underwriting agreement contains reasonable and customary provisions, and provided further, that each Holder participating in such underwriting shall also enter into and perform its obligations under such an agreement.

                  (e) Indemnification.

                           (i) To the extent permitted by law, the Company will
indemnify and hold harmless each Holder, each of its officers, directors and partners, legal counsel, and accountants and each person controlling such Holder within the meaning of Section 15 of the Securities Act, with respect to which registration, qualification, or compliance has been effected pursuant to this
Section 5, and each underwriter, if any, and each person who controls within the meaning of Section 15 of the Securities Act any underwriter, against all expenses, claims, losses, damages, and liabilities (or actions, proceedings, or settlements in respect thereof) arising out of or based on: (i) any untrue statement (or alleged untrue statement) of a material fact contained or incorporated by reference in any prospectus, offering circular, or other document (including any related registration statement, notification, or the like) incident to any such registration, qualification, or compliance, (ii) any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or (iii) any violation (or alleged violation) by the Company of the Securities Act, any state securities laws or any rule or regulation thereunder applicable to the Company and relating to action or inaction required of the Company in connection with any offering covered by such registration, qualification, or compliance, and the Company will reimburse each such Holder, each of its officers, directors, partners, legal counsel, and accountants and each person controlling such Holder, each such underwriter, and each person who controls any such underwriter, for any legal and any other expenses reasonably incurred in connection with investigating and defending or settling any such claim, loss, damage, liability, or action; provided that the Company will not be liable in any such case to the extent that any such claim, loss, damage, liability, or action arises out of or is based on any untrue statement or omission based upon written information furnished to the Company by such Holder, any of such Holder's officers, directors, partners, legal counsel or accountants, or any person controlling such Holder, such underwriter or any person who controls any such underwriter and stated to be specifically for use therein; and provided, further that, the indemnity agreement contained in this Section 5(e)(i) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability, or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld).

                           (ii) To the extent permitted by law, each Holder
will, if Registrable Securities held by such Holder are included in the securities as to which such registration, qualification, or compliance is being effected, indemnify and hold harmless the Company, each of its directors, officers, partners, legal counsel, and accountants and each underwriter, if any, of the Company's securities covered by such a registration statement, each person who controls the Company or such underwriter within the meaning of
Section 15 of the Securities Act, each other such Holder, and each of their officers, directors, and partners, and each person controlling such other Holder, against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on: (i) any untrue statement (or alleged untrue statement) of a material fact contained or incorporated by reference in any such registration statement, prospectus, offering circular, or other document, or (ii) any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Company and such Holders, directors, officers, partners, legal counsel, and accountants, persons, underwriters, or control persons for any legal or any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability, or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular, or other document in reliance upon and in conformity with written information furnished to the Company by or on behalf of such Holder and stated to be specifically for use therein; provided, however, that the obligations of such Holder hereunder shall not apply to amounts paid in settlement of any such claims, losses, damages, or liabilities (or actions in respect thereof) if such settlement is effected without the consent of such Holder (which consent shall not be unreasonably withheld); and provided that in no event shall any indemnity under this Section 5(e) exceed the net proceeds from the offering received by such Holder.

                           (iii) Each party entitled to indemnification under
this Section 5(e) (the "Indemnified Party") shall give notice to the party required to provide indemnification (the

"Indemnifying Party") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of such claim or any litigation resulting therefrom; provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or any litigation resulting therefrom, shall be approved by the Indemnified Party (whose approval shall not be unreasonably withheld), and the Indemnified Party may participate in such defense at such party's expense; and provided further that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Section 5(e), to the extent such failure is not prejudicial. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation. Each Indemnified Party shall furnish such information regarding itself or the claim in question as an Indemnifying Party may reasonably request in writing and as shall be reasonably required in connection with defense of such claim and litigation resulting therefrom.

                           (iv)     If the indemnification provided for in this
Section 5(e) is held by a court of competent jurisdiction to be unavailable to an Indemnified Party with respect to any loss, liability, claim, damage, or expense referred to herein, then the Indemnifying Party, in lieu of indemnifying such Indemnified Party hereunder, shall contribute to the amount paid or payable by such Indemnified Party as a result of such loss, liability, claim, damage, or expense in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party on the one hand and of the Indemnified Party on the other in connection with the statements or omissions that resulted in such loss, liability, claim, damage, or expense as well as any other relevant equitable considerations. The relative fault of the Indemnifying Party and of the Indemnified Party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the Indemnifying Party or by the Indemnified Party and the parties' relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission.

                           (v)      Notwithstanding the foregoing, to the extent
that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control.

                  (f) Information by Holder. Each Holder of Registrable Securities shall furnish to the Company such information regarding such Holder and the distribution proposed by such Holder as the Company may reasonably request in writing and as shall be reasonably required in connection with any registration, qualification, or compliance referred to in this Section 5.

                  (g) Restrictions on Transfer.

The holder of each certificate representing Registrable Securities by acceptance thereof agrees to comply in all respects with the provisions of this Section 5(g). Each Holder agrees not to make any sale, assignment, transfer, pledge or other disposition of all or any portion of the Restricted

Securities, unless and until (x) the transferee thereof has agreed in writing for the benefit of the Company to take and hold such Restricted Securities subject to, and to be bound by, the terms and conditions set forth in this Agreement, including, without limitation, this Section 5, or (y) such transfer complies in all respects with subclause (i) or (iii) of the first sentence of
Section 6(g).

                  (h) Rule 144 Reporting. With a view to making available the benefits of certain rules and regulations of the SEC that may permit the sale of the Restricted Securities to the public without registration, the Company agrees to use its commercially reasonable efforts to:

                           (i)      Make and keep public information regarding
the Company available as those terms are understood and defined in Rule 144 under the Securities Act;

                           (ii)     File with the SEC in a timely manner all
reports and other documents required of the Company under the Securities Act and the Exchange Act; and

                           (iii)    So long as a Holder owns any Restricted
Securities, furnish to the Holder forthwith upon written request a written statement by the Company as to its compliance with the reporting requirements of Rule 144 and of the Securities Act and the Exchange Act, a copy of the most recent annual or quarterly report of the Company, and such other reports and documents so filed as a Holder may reasonably request in availing itself of any rule or regulation of the SEC allowing a Holder to sell any such securities without registration.

                  (i) Delay of Registration. No Holder shall have any right to take any action to restrain, enjoin, or otherwise delay any registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 5.

                  (j) Transfer or Assignment of Registration Rights. The rights to cause the Company to register securities granted to a Holder by the Company under this Section 5 may be transferred or assigned by a Holder only to a transferee or assignee of not less than 500,000 shares of Registrable Securities (as presently constituted and subject to subsequent adjustments for stock splits, stock dividends, reverse stock splits, and the like); provided that (i) such transfer or assignment of Registrable Securities is effected in accordance with the terms of Section 5(g) hereof and applicable securities laws,
(ii) the Company is given written notice prior to said transfer or assignment, stating the name and address of the transferee or assignee and identifying the securities with respect to which such registration rights are intended to be transferred or assigned and (iii) the transferee or assignee of such rights assumes in writing the obligations of such Holder under this Agreement, including without limitation the obligations set forth in Section 5(g).

                  (k) Termination of Registration Rights. The right of any Holder to request registration or inclusion in any registration pursuant to this
Section 5 shall terminate on the earlier of (i) such date on which all shares of Registrable Securities held by such Holder may immediately be sold under Rule 144 during any ninety (90)-day period, and (ii) three (3) years after the Closing Date.

         6.       COVENANTS.

                  (a) Satisfaction of Conditions. The parties shall use their best efforts to satisfy in a timely manner each of the conditions set forth in
Section 7 and Section 8 of this Agreement.

                  (b) Form D; Blue Sky Laws. The Company agrees to file a Form D with respect to the Purchased Shares as required under Regulation D and to provide a copy thereof to each Purchaser promptly after such filing. The Company shall, on or before the Closing Date, take such action as the Company shall reasonably determine is necessary to qualify the Purchased Shares for sale to the Purchasers pursuant to this Agreement under the Securities Act, the Exchange Act and applicable securities or "blue sky" laws of the states of the United States or obtain exemption therefrom, and shall provide evidence of any such action so taken to each Purchaser on or prior to the Closing Date.

                  (c) Expenses. All fees, costs and expenses (including attorneys' fees and expenses) incurred by any party hereto in connection with the preparation, negotiation and execution of this Agreement and the exhibits and schedules hereto and the consummation of the transactions contemplated hereby and thereby (including the costs associated with any filings with, or compliance with any of the requirements of, any governmental authorities), shall be the sole and exclusive responsibility of such party.

                  (d) Listing of Purchased Shares. The Company shall use its best efforts to cause the Purchased Shares to be authorized for quotation or listing on the Nasdaq or such other automated quotation system or securities exchange on which similar securities issued by the Company are then listed, if any.

                  (e) Forms 13D or 13G. Each Purchaser shall, when and as required, file with the SEC any reports regarding its ownership of the Company's Common Stock as required by Section 13(d) or Section 13(g) of the Exchange Act and the rules and regulations promulgated thereunder.

                  (f) Reporting Obligations Pursuant to Section 16. Each Purchaser shall, when and as required, file with the SEC any reports required to be filed pursuant to Section 16(a) of the Exchange Act, and the rules and regulations promulgated thereunder, by such Purchaser, its officers, directors, employees or Affiliates within the time such filings are required to be made and to provide the Company with a copy of all such filings promptly thereafter.

                  (g) Restricted Securities. No Purchaser may sell, offer to sell, assign, pledge, hypothecate or otherwise transfer any of the Purchased Shares unless (i) pursuant to an effective registration statement under the Securities Act, (ii) such Purchaser provides the Company with an opinion of counsel, in a generally acceptable form, to the effect that a sale, assignment or transfer of the Purchased Shares may be made without registration under the Securities Act, or (iii) such Purchaser provides the Company with reasonable assurances that the Purchased Shares can be sold pursuant to Rule 144 under the Securities Act. Notwithstanding anything to the contrary contained in this Agreement, such Purchaser may transfer (without restriction and without the need for an opinion of counsel) Purchased Shares to its Affiliates (as such term is defined in Rule 405 promulgated by the SEC under the Securities Act; provided that such Affiliate is an "accredited investor" under Regulation D and such Affiliate agrees to be bound by the terms and conditions of this Agreement (and any such Affiliate will following any such transfer be considered a "Purchaser" hereunder for all purposes).

                  (h) Legends. Each Purchaser agrees that the certificates for the Purchased Shares shall bear the following legend:

                           "The securities represented by this certificate have not been registered under the Securities Act of 1933 or with any state securities commission, and may not be transferred or disposed of by the holder in the absence of a registration statement which is effective under the Securities Act of 1933 and applicable state laws and rules, or, unless, immediately prior to the time set for transfer, such transfer may be effected without violation of the Securities Act of 1933 and other applicable state laws and rules."

         In addition, each Purchaser agrees that the Company may place stop transfer orders with its transfer agents with respect to such certificates. The appropriate portion of the legend and the stop transfer orders will be removed promptly upon delivery to the Company of such satisfactory evidence as reasonably may be required by the Company that such legend or stop orders are not required to ensure compliance with the Securities Act.

                  (i) Insider Trading Policy; Short Sales. For so long as any Purchasers are officers of the Company or members of the Board of Directors of the Company (such Purchasers, the "Inside Purchasers"), the Inside Purchasers and their Affiliates who have access to Material Confidential Information (as defined below) of the Company agree to comply with the Insider Trading Compliance Program of the Company including, but not limited to, trade pre-clearance requirements and trading blackout periods as may be in effect from time to time. In addition, each Purchaser hereby acknowledges that such Purchaser is aware that United States securities laws prohibit any person who has received from an issuer material nonpublic information concerning the issuer from communicating such information to any other person under circumstances in which it is reasonably foreseeable that such person is likely to purchase or sell the securities of such issuer, make investment recommendations based on such material nonpublic information or otherwise affect the trading price of such issuer's securities.

                  (j) Material Confidential Information.

                           (i)      In connection with the Purchasers'
decision-making with respect to their acquisition of the Purchased Shares, the Company may furnish to the Purchasers and their officers, directors, employees and agents, if applicable (collectively referred to as "Purchasers and Agents") financial and other information which has not theretofore been made available to the public ("Material Confidential Information"). The Purchasers and Agents shall treat all such Material Confidential Information in accordance with the provisions of this Agreement and agree to take or abstain from taking certain other actions herein set forth. The term "Material Confidential Information" does not include information which (i) was already in the Purchasers' or Agents' possession prior to the disclosure by the Company of the Material Confidential Information, provided that such information is not known by the Purchasers and Agents to be subject to another confidentiality agreement with or other obligation of secrecy to the Company or another party, (ii) becomes generally available to the public other than as a result of disclosure by the Purchasers or Agents or (iii) becomes available to Purchasers and Agents on a non-confidential basis from a source other than the Company or its advisors, provided that such source is not known to the Purchasers or Agents to be bound by a confidentiality agreement with or other obligation of secrecy to the Company or another party. The Purchasers agree that the Company's Material Confidential Information will be used solely for the purpose of monitoring the Purchasers' holdings of the Purchased Shares. The Purchasers also agree that the Purchasers and Agents will not disclose any of the Company's Material Confidential Information now or hereafter received or obtained from the Company or its representatives to any third party or otherwise use or permit the use of the Material Confidential Information, except as required by applicable law or legal process, without the prior written consent of the Company; provided, however, that any such Material Confidential Information of the Company may be disclosed to such of the Purchasers' representatives who need to know such information for the purpose of monitoring the Purchasers' investment in the Purchased Shares, in which case it is understood that the Purchasers' representatives, directors, officers, employees, agents and advisors, if applicable, shall be informed by the Purchasers of the confidential nature of such information and shall be directed by the Purchasers to treat such information confidentially. In the event that the Purchasers and Agents or any of their representatives becomes legally compelled (by deposition, interrogatory, request for documents, subpoena, civil investigative demand, other demand or rules and regulations under the federal securities laws or similar process) to disclose any of the Material Confidential Information, the Purchasers and Agents shall provide the Company with prompt prior written notice of such requirement prior to such disclosure. In the event that a protective order or other remedy is not obtained, or that the Company waives compliance with the provisions hereof, each Purchaser agrees to furnish only that portion of the Material Confidential Information which such Purchaser is legally required to furnish and, where appropriate, to exercise the Purchasers' and Agents' reasonable efforts to obtain assurances that confidential treatment will be accorded such Material Confidential Information.

         7. CONDITIONS TO THE PURCHASER'S OBLIGATIONS AT CLOSING. The obligations of each Purchaser under Sections 1 and 2 of this Agreement are subject to the fulfillment or waiver, at or before the Closing, of each of the following conditions:

                  (a) Representations and Warranties True. Except as set forth in the Disclosure Schedule or the SEC Documents, each of the representations and warranties of the Company contained in Section 3 shall be true and correct in all material respects on and as of the date hereof and on and as of the date of the Closing, with the same effect as though such representations and warranties had been made as of the Closing.

                  (b) Performance. The Company shall have performed and complied in all material respects with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or before the Closing and shall have obtained all approvals, consents and qualifications necessary to complete the purchase and sale described herein.

                  (c) Compliance Certificate. The Company will have delivered to such Purchaser at the Closing a certificate signed on its behalf by its Chief Financial Officer certifying that the conditions specified in Sections 7(a) and 7(b) hereof have been fulfilled.

                  (d) Opinion of Company Counsel. Such Purchaser will have received an opinion on behalf of the Company, dated as of the date of the Closing, from Wilson Sonsini Goodrich & Rosati, Professional Corporation, counsel to the Company, in the form attached as Exhibit A.

                  (e) Absence of Litigation. No proceeding challenging this Agreement or the transactions contemplated hereby, or seeking to prohibit, alter, prevent or materially delay the Closing, shall have been instituted before any court, arbitrator or governmental body, agency or official and shall be pending.

                  (f) Proceedings and Documents. All corporate and other proceedings in connection with the transactions contemplated at the Closing and all documents incident thereto will be reasonably satisfactory in form and substance to the Purchasers and to the Purchasers' legal counsel, and the Purchaser will have received all such counterpart originals and certified or other copies of such documents as it may reasonably request.

                  (g) Other Actions. The Company shall have executed such certificates, agreements, instruments and other documents, and taken such other actions as shall be customary or reasonably requested by the Purchasers in connection with the transactions contemplated hereby.

         8. CONDITIONS TO THE COMPANY'S OBLIGATIONS AT CLOSING. The obligations of the Company to the Purchasers under Sections 1 and 2 of this Agreement are subject to the fulfillment or waiver, on or before the Closing, of each of the following conditions:

                  (a) Representations and Warranties True. The representations and warranties of the Purchasers contained in Section 4 shall be true and correct in all material respects on and as of the date hereof, and on and as of the date of the Closing with the same effect as though such representations and warranties had been made as of the Closing.

                  (b) Performance. The Purchasers shall have performed and complied in all material respects with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by them on or before the Closing and shall have obtained all approvals, consents and qualifications necessary to complete the purchase and sale described herein.

                  (c) Securities Exemptions. The offer and sale of the Purchased Shares to the Purchasers pursuant to this Agreement shall be exempt from the registration requirements of the Securities Act and the registration and/or qualification requirements of all applicable state securities laws.

                  (d) Payment of Purchase Price. The Purchasers shall have delivered to the Company same day funds in full payment of the purchase price as specified in Section 1(b).

                  (e) Proceedings and Documents. All corporate and other proceedings in connection with the transactions contemplated at the Closing and all documents incident thereto will be reasonably satisfactory in form and substance to the Company and to the Company's legal counsel, and the Company will have received all such counterpart originals and certified or other copies of such documents as it may reasonably request.

                  (f) Purchaser Questionnaires. Each Purchaser shall have executed and delivered to the Company a Purchaser Questionnaire, in the form attached hereto as Exhibit B, pursuant to which each Purchaser shall provide information necessary to confirm such Purchaser's status as an "accredited investor" (as such term is defined in Rule 501 promulgated under the Securities
Act).

                  (g) Fairness Opinion. The Special Committee shall have received an opinion from Alliant Partners or another recognized valuation firm that as of the date of such opinion, the Per Share Price is fair, from a financial point of view, to the Company and the Company's common stockholders (other than the Purchasers).

                  (h) Absence of Litigation. No proceeding challenging this Agreement or the transactions contemplated hereby, or seeking to prohibit, alter, prevent or materially delay the Closing, shall have been instituted before any court, arbitrator or governmental body, agency or official and shall be pending.

                  (i) Other Actions. The Purchasers shall have executed such certificates, agreements, instruments and other documents, and taken such other actions as shall be customary or reasonably requested by the Company in connection with the transactions contemplated hereby.

         9. PROVISIONS RELATING TO SPECIFIED SECURITIES.

                  (a) Voting of Specified Securities. During the period from the Closing Date through the twentieth anniversary of the Closing Date:

                           (i)      with respect to the election of directors of
the Company or (if applicable) a Company Successor (as defined in Section 9(c)), The Gerald J. Burnett and Marjorie J. Burnett Revocable Trust (the "Specified Purchaser") shall vote all Specified Securities (as defined in Section 9(c)) held by it in the same proportions as the votes cast for the respective nominees by holders of Other Outstanding Voting Securities (as defined in Section 9(c)) with respect to such Other Outstanding Voting Securities; and

                           (ii)     with respect to any other matter on which
Specified Securities are entitled to be voted: (A) the Specified Purchaser shall not cast any vote in respect of the percentage of the Specified Securities held by it that is equal to the percentage of the Other Outstanding Voting Securities that is not voted; and (B) the Specified Purchaser shall vote the balance of the Specified Securities held by it "for," "against" and "abstain" in the same proportions as the votes cast with respect to the Other Outstanding Voting Securities by holders of such Other Outstanding Voting Securities.

                  (b) Transfer Restrictions. Without limiting the effect of any other transfer restrictions or similar restrictions contained in this Agreement, the Specified Purchaser may not, at any time prior to the twentieth anniversary of the Closing Date, directly or indirectly pledge or otherwise encumber, or directly or indirectly sell or otherwise transfer (voluntarily, by operation of law or otherwise), any of the Specified Securities or any beneficial interest in any of the Specified Securities; provided, however, that:

                           (i)      if there is a tender or exchange offer made
for any securities of the same class as the Specified Securities, then the Specified Purchaser shall tender in such tender or exchange offer the percentage of the Specified Securities then held by it equal to the percentage of the other outstanding securities of such class actually tendered in such tender or exchange offer, excluding from the calculation of such percentage all Specified Securities and other securities of such class beneficially owned by Gerald J. Burnett;

                           (ii)     the Specified Purchaser may transfer
Specified Securities to a person or entity that executes and delivers to the Company or (if applicable) a Company Successor a document, satisfactory in form and substance to the Company or such Company Successor, confirming that such person or entity will be bound by the provisions of this Agreement with respect to the Specified Securities acquired by such person or entity;

                           (iii)    the Specified Purchaser may sell Specified
Securities in a bona fide, registered public offering;

                           (iv)     the Specified Purchaser may sell Specified
Securities if the Specified Purchaser complies with the limitations and other provisions set forth in paragraphs (e), (f) and (g) of Rule 144 under the Securities Act with respect to the sale of such Specified Securities (regardless of whether such limitations or other provisions are then applicable to the Specified Purchaser or such Specified Securities); and

                           (v)      if the Company or (if applicable) a Company
Successor effects a merger with another entity, then the Specified Purchaser may permit its Specified Securities to be converted into the merger consideration to be received generally by holders of securities of the same class.

If the Specified Purchaser transfers shares pursuant to subsections (i), (iii),
(iv) or (v) hereof, the transferee shall not be bound by Section 9 hereof. The Specified Purchaser acknowledges and agrees that the certificates representing the Specified Securities may be marked with appropriate legends referring to the provisions of this Section 9.

                  (c) Certain Definitions. For purposes of this Section 9:

                           (i)      "Specified Securities" shall mean 1,602,847
shares of Common Stock being purchased by the Specified Purchaser pursuant to this Agreement, it being understood that such 1,602,847 shares represent the difference between (A) 3,661,539, the number of shares being purchased by the Specified Purchaser pursuant to this Agreement, and (B) a number equal to 44.605% of the total number of Purchased Shares. If, as a result of the sale by the Company of additional shares of Common Stock (pursuant to the exercise of outstanding stock options or otherwise) after the Closing Date, the aggregate number of issued and outstanding shares of Common Stock is increased to a number greater than 30,000,509 shares, then, a sufficient number of the Specified Securities held by the Specified Purchaser shall be released from the restrictions set forth in Sections 9(a) and 9(b), such that the combined voting power of all voting securities beneficially owned by Gerald J. Burnett and not subject to the restrictions set forth in Sections 9(a) and 9(b) of this Agreement shall equal 44.605% of the aggregate voting power of all issued and outstanding voting securities of the Company (or such lesser percentage as would result from the release of all of the Specified Securities from such restrictions).

                           (ii)     "Other Outstanding Voting Securities" shall
mean the outstanding voting securities of the Company or (if applicable) a Company Successor not beneficially owned by Gerald J. Burnett.

                           (iii)    "Company Successor" shall mean any entity
that directly or indirectly acquires all or a substantial portion of the business or assets of the Company (or a Company Successor) by means of a transaction or series of transactions as a result of which the persons and entities that were the beneficial owners of the Company's issued and outstanding voting securities (or the issued and outstanding voting securities of a Company Successor) immediately before such transaction or series of transactions beneficially own at least 50% of the issued and outstanding voting securities of such entity immediately after such transaction or series of transactions.

         10. MISCELLANEOUS.

                  (a) Effect of Purchaser's Knowledge. Notwithstanding anything to the contrary contained in this Agreement, no representation or warranty of the Company contained in this Agreement (including in Section 3 hereof) shall be deemed to be untrue, incorrect or breached if any facts or circumstances that constitute or give rise to the untruth or inaccuracy in, or breach of, the representation or warranty were known to any Purchaser at the time such representation or warranty was made by the Company.

                  (b) Successors and Assigns. The terms and conditions of this Agreement will inure to the benefit of and be binding upon the respective successors and permitted assigns of the parties.

                  (c) Governing Law. This Agreement will be governed by and construed under the internal laws of the State of Delaware, without reference to principles of conflict of laws or choice of laws.

                  (d) Counterparts. This Agreement may be executed in two or more counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

                  (e) Headings. The headings and captions used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement. All references in this Agreement to sections, paragraphs, exhibits and schedules will, unless otherwise provided, refer to sections and paragraphs hereof and exhibits and schedules attached hereto, all of which exhibits and schedules are incorporated herein by this reference.

                  (f) Notices. Any notice required or permitted under this Agreement shall be given in writing, shall be effective when received, and shall in any event be deemed received and effectively given upon personal delivery to the party to be notified or three (3) business days after deposit with the United States Post Office, by registered or certified mail, postage prepaid, or one (1) business day after deposit with a nationally recognized courier service such as Federal Express for next business day delivery under circumstances in which such service guarantees next business day delivery, or one (1) business day after facsimile with copy delivered by registered or certified mail, in any case, postage prepaid and addressed to the party to be notified at the address indicated for such party on the signature page hereof or at such other address as the Purchaser or the Company may designate by giving at least ten (10) days advance written notice pursuant to this Section 10(f).

                  (g) Amendments and Waivers. This Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the holders of Purchased Shares representing at least a majority of the total aggregate number of Purchased Shares then outstanding (excluding any of such shares that have been sold in a transaction in which registration rights are not assigned in accordance with this Agreement or sold to the public pursuant to SEC Rule 144 or otherwise). Any amendment or waiver effected in accordance with this Section 10(g) will be binding upon the Purchasers, the Company and their respective successors and assigns.

                  (h) Severability. If any provision of this Agreement is held to be unenforceable under applicable law, such provision will be excluded from this Agreement and the balance of this Agreement will be interpreted as if such provision were so excluded and will be enforceable in accordance with its terms.

                  (i) Entire Agreement. This Agreement, together with all exhibits and schedules hereto and thereto constitutes the entire agreement and understanding of the parties with respect to the subject matter hereof and supersedes any and all prior negotiations, correspondence, agreements, understandings, duties or obligations between the parties with respect to the subject matter hereof.

                  (j) Further Assurances. From and after the date of this Agreement upon the request of the Company or the Purchasers, the Company and the Purchasers will execute and deliver such instruments, documents or other writings, and take such other actions, as may be reasonably necessary or desirable to confirm and carry out and to effectuate fully the intent and purposes of this Agreement.

                  (k) Meaning of Include and Including and Beneficial Ownership. Whenever in this Agreement the word "include" or "including" is used, it shall be deemed to mean "include, without limitation" or "including, without limitation," as the case may be, and the language following "include" or "including" shall not be deemed to set forth an exhaustive list.

         For purposes of this Agreement, "beneficial owner," "beneficially own" and similar words shall have the meaning ascribed to "beneficial owner" in Rule 13d-3 under the Exchange Act.

                  (l) Stock Splits, Dividends and other Similar Events. The provisions of this Agreement (including the number of shares of Common Stock and other securities described herein) shall be appropriately adjusted to reflect any stock split, stock dividend, reorganization or other similar event that may occur with respect to the Company after the date hereof.

             [THE BALANCE OF THIS PAGE IS LEFT BLANK INTENTIONALLY.]

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year first above written.

                                              AVISTAR COMMUNICATIONS
                                              CORPORATION

                                              By: /s/ Robert J. Habig
                                                  -----------------------------
                                              Name: Robert J. Habig
                                              Title: Chief Financial Officer

                      [PURCHASER SIGNATURE PAGES TO FOLLOW]

                                SIGNATURE PAGE TO

                         COMMON STOCK PURCHASE AGREEMENT

                          DATED AS OF OCTOBER 15, 2003

                                  BY AND AMONG

                       AVISTAR COMMUNICATIONS CORPORATION

                        AND EACH PURCHASER NAMED THEREIN

         The undersigned hereby executes and delivers to Avistar Communications Corporation the Common Stock Purchase Agreement (the "Agreement") to which this Signature Page is attached effective as of the date of the Agreement, which Agreement and Signature Page, together with all counterparts of the Agreement and signature pages of the other Purchasers named in such Agreement, shall constitute one and the same document in accordance with the terms of the Agreement.

                                           Number of Shares: 3,661,539

                                           PURCHASER: The Gerald J. Burnett and
                                           Marjorie J. Burnett Revocable Trust

                                           By: /s/ Gerald J. Burnett
                                               ---------------------------------
                                           Name: Gerald J. Burnett
                                           Title:  Trustee

                                SIGNATURE PAGE TO

                         COMMON STOCK PURCHASE AGREEMENT

                          DATED AS OF OCTOBER 15, 2003

                                  BY AND AMONG

                       AVISTAR COMMUNICATIONS CORPORATION

                        AND EACH PURCHASER NAMED THEREIN

         The undersigned hereby executes and delivers to Avistar Communications Corporation the Common Stock Purchase Agreement (the "Agreement") to which this Signature Page is attached effective as of the date of the Agreement, which Agreement and Signature Page, together with all counterparts of the Agreement and signature pages of the other Purchasers named in such Agreement, shall constitute one and the same document in accordance with the terms of the Agreement.

                                     Number of Shares: 476,923

                                     PURCHASER: Grady Burnett

                                     By: /s/ Grady Burnett
                                         -----------------------------------
                                     Name: Grady Burnett

                                SIGNATURE PAGE TO

                         COMMON STOCK PURCHASE AGREEMENT

                          DATED AS OF OCTOBER 15, 2003

                                  BY AND AMONG

                       AVISTAR COMMUNICATIONS CORPORATION

                        AND EACH PURCHASER NAMED THEREIN

         The undersigned hereby executes and delivers to Avistar Communications Corporation the Common Stock Purchase Agreement (the "Agreement") to which this Signature Page is attached effective as of the date of the Agreement, which Agreement and Signature Page, together with all counterparts of the Agreement and signature pages of the other Purchasers named in such Agreement, shall constitute one and the same document in accordance with the terms of the Agreement.

                                  Number of Shares: 476,923

                                  PURCHASER:   Wendolyn Hearn

                                  By: /s/ Wendolyn Hearn
                                      -----------------------------------
                                  Name: Wendolyn Hearn

                                   Schedule A

                             Schedule of Purchasers

                                         NUMBER OF
                                         SHARES OF
                                        COMMON STOCK      PRICE PER      AGGREGATE
      NAME OF PURCHASER                  PURCHASED          SHARE      PURCHASE PRICE
-------------------------------------   ------------      ---------    --------------
The Gerald J. Burnett and Marjorie J.
Burnett Revocable Trust                  3,661,539*        $ 1.30      $ 4,760,000.70

Grady Burnett                              476,923         $ 1.30      $   619,999.90

Wendolyn Hearn                             476,923         $ 1.30      $   619,999.90

    TOTAL                                4,615,385                     $ 6,000,000.50
                                         =========                     ==============

         * These 3,661,539 shares shall be issued in two separate certificates. One such certificate shall be for 1,602,847 shares and shall bear a legend referring to the restrictions set forth in Section 9 of the Agreement. The other certificate representing 2,058,692 shares shall not bear the restrictive legend referred to above.

                                   -3-